UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CONSOLIDATION SERVICES, INC.
 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE	20-8317863
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2300 West Sahara Drive Las Vegas, NV 89102	89102
(Address of Principal Executive Offices)	(Zip Code)

Copies of Communications to:
Elliot H. Lutzker
Davidoff Malito & Hutcher LLP
605 Third Avenue, 34th Floor
New York, NY 10158
Email: ehl@dmlegal.com
Office: (212) 557-7200
DID: (646) 428-3210
Fax: (212) 286-1884
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
None	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A (c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A (d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: Form SB-2 No. 333-14205 and S-1; File No. 333-150175.

Securities to be registered pursuant to Section 12(g) of the Act:
Common stock, par value $0.001 per share
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in the Registrant’s Registration Statement on Form SB-2, as amended, originally filed with the Securities and Exchange Commission on April 13, 2007 and declared effective on February 1, 2008) (File No. 333-142105) and Registrant’s Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission on April 10, 2008 and declared effective on October 27, 2008 (File No. 333-150175) is incorporated by reference.

Item 2. Exhibits.

Exhibit	Description
3.1	Articles of Incorporation of the Registrant(1)
3.2	By-Laws of the Registrant (1)
3.3	Articles of Organization of Buckhorn Resource, LLC (2)
4.1	Form of Class A. Common Stock Warrants (1)
4.2	Form of Class B Common Stock Warrants (2)
4.3	Form of Class C Common Stock Warrants (2)
4.4	Form of Subscription Agreement, Dated February 9, 2007(2)
4.5	Amended and Restated Operating Agreement of Buckhorn Resources, LLC dated May 20, 2008(3)

(1)	Previously filed with the Company’s initial filing of Form SB-2 filed on April 13, 2007, and incorporated by reference herein as an exhibit to this Form 8-A
(2)	Previously filed with the Company’s Amendment No. 1 to the Form SB-2 filed on June 12, 2007.
(3)	Previously filed with the Company’s Form 8-K/A Amendment No. 1 filed with the Commission on June 30, 2008, and incorporated by reference herein as an exhibit to this Form 8-A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2010	CONSOLIDATION SERVICES, INC

By:	/s/ Stephen M. Thompson
Name:	Stephen M. Thompson
Title:	Chief Executive Officer and Chairman